UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 4 (December 3, 2012)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective December 3, 2012, the Board of Directors elected Marc B. Lautenbach to the office of President and Chief Executive Officer of Pitney Bowes Inc. (the “Company”). He was also elected to the Board of Directors of the Company for a term expiring at the May, 2013 Annual Meeting of Stockholders. Mr. Lautenbach was also appointed as a member of the Executive Committee of the Board of Directors.

Effective December 3, 2012, the Board of Directors separated the roles of Chairman and Chief Executive Officer and appointed Michael I. Roth Non-Executive Chairman of the Board of Directors.

Effective December 3, 2012, Murray D. Martin resigned from his position as Chairman, President and Chief Executive Officer and as a member of the Board of Directors, and was elected Executive Vice President to work with Mr. Lautenbach on an effective transition. Mr. Martin’s annual base salary shall remain the same until his last day of employment with the Company and he will be eligible for a prorated bonus for the period he serves as Executive Vice President in 2013, payable in 2014.

With these changes, the Company’s Board of Directors includes 13 members, 12 of whom are independent.

There are no arrangements or understandings between Mr. Lautenbach and any other person pursuant to which Mr. Lautenbach was selected as President, Chief Executive Officer and director. He is not related to any other director or executive officer of the Company. Mr. Lautenbach receives no separate compensation for his role as director. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Lautenbach, age 51, joins the Company after 27 years at International Business Machines Corporation (“IBM”). Most recently, from 2010 to 2012, Mr. Lautenbach served as Managing Partner of IBM North America Global Business Services, responsible for the consulting and systems integration business, overseeing professionals in global delivery centers. Prior to that, from 2005 to 2010, Mr. Lautenbach was General Manager, IBM North America, leading the IBM sales and distribution operations in the United States, Canada and Latin America, and from 2000 to 2005 he was General Manager, IBM Global Small and Medium Business, responsible for all of IBM's efforts in support of small and medium businesses worldwide, including strategy, offering and channel development, and marketing and sales. Mr. Lautenbach joined IBM in 1985 and held numerous other sales management positions including Vice President IBM Asia-Pacific Small and Medium Business. In addition, Mr. Lautenbach was appointed to IBM’s Worldwide Management Committee in 2001, and then to the IBM Performance Team and the Integration and Values Team in 2006. He graduated Phi Beta Kappa, magna cum laude from Denison University and earned an MBA from The Kellogg Graduate School of Management, Northwestern University.

On November 27, 2012, the Company agreed to the terms of an employment offer letter with Mr. Lautenbach. The offer letter has no specified term and Mr. Lautenbach’s employment with the Company is on an employment-at-will basis.

The offer letter provides for the following compensation and benefits to the President and Chief Executive Officer:

annual base salary	$850,000.

annual discretionary cash incentive award
Award has a target opportunity of 130% of base salary and a maximum of 225% of base salary for 2013. Actual payment of the annual incentive award is determined based on the performance of the Company compared to the financial and strategic goals established by the independent directors of the Board of Directors (the “Independent Directors”).

long-term incentives
Awards will have a target value of $4,000,000 and will be granted in February 2013. The Independent Directors will determine the mix of cash incentive units (CIUs), stock options, performance-based restricted stock units (RSUs), or other incentive vehicles to be granted. CIUs are cash units earned on the basis of achievement of approved financial metrics (e.g., EPS, revenue growth and adjusted free cash flow) and strategic metrics chosen to position the Company for future growth targets with a +/- 25% award modifier based upon the Company’s total shareholder return (“TSR”) versus the TSRs of our peer group (a positive TSR modifier will apply only if TSR is positive). The Company expects that for the 2013 grants, approximately 60% of the value will be granted in the form of CIUs and approximately 40% of the value will be granted in the form of RSUs. After 2013 the President and Chief Executive Officer will be eligible to receive additional long-term incentives as part of the Company’s annual long-term incentives grant review process. Long-term incentives are administered in accordance with the terms and provisions of the Company’s 2007 Stock Plan and the standard form of award agreement for the particular type or types of awards granted.

sign-on performance equity grant
A one-time grant of premium-priced stock options, to be granted in connection with the commencement of employment as follows:
• 100,000 options with an exercise price equal to 115% of the closing price of the Company’s common stock on the first trading day on or following the commencement of employment in 2012 (“Start Date”).
• 200,000 options with an exercise price equal to 130% of the closing price on the Start Date.
• 300,000 options with an exercise price equal to 145% of the closing price on the Start Date.
• 400,000 options with an exercise price equal to 160% of the closing price on the grant date.

This last tranche of premium-priced options will be granted in 2013 in the sole discretion of the Independent Directors, including any adjustments determined to be necessary or desirable in order to comply with the terms of the Company’s 2007 Stock Plan.

Vesting of any premium-priced options granted will vest in four equal annual installments beginning on the first anniversary of the Start Date and ending on the fourth anniversary of the Start Date. The maximum term of any such options shall be ten (10) years. The other material terms and conditions will be set forth in the Company’s 2007 Stock Plan and the standard form of stock option agreement.

The offer also includes the following revision to the change of control benefit from the Senior Executive Severance Policy:

If during his first 18 months of employment, either (1) Mr. Lautenbach’s employment is terminated by the Company without “Cause”, or (2) a “Change of Control” occurs during that 18 month period and he resigns for a “Good Reason” within the subsequent two years, then he will receive (a) 1.5 times his then current base salary and 1.5 times his then current target bonus, payable in a lump sum, and (b) accelerated vesting of all equity awards as provided under the applicable plan or policy of the Company. If following Mr. Lautenbach’s first 18 months of employment, either (1) his employment is terminated by the Company without “Cause”, or (2) a “Change of Control” occurs after that initial 18 month period and he resign for a “Good Reason” within the subsequent two years, then he will receive (a) 2 times his then current base salary and 2 times his then current target bonus, payable in a lump sum, and (b) accelerated vesting of all equity awards as provided under the applicable plan or policy of the Company. The terms “Cause”, “Good Reason” and “Change of Control” have the same meanings as set forth in the Company’s Senior Executive Severance Policy as in effect on November 27, 2012.

These severance benefits are in lieu of any severance benefits which Mr. Lautenbach may be otherwise entitled under the Company’s Senior Executive Severance Policy and/or Severance Pay Plan.

Mr. Lautenbach will be otherwise subject to the Pitney Bowes Inc. Executive Stock Ownership Policy which includes a requirement to attain a target ownership level of five-times base salary over a five-year period.

The foregoing does not constitute a complete summary of the terms of the offer letter, and reference is made to the complete text of the offer letter which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Employment offer letter, dated November 27, 2012, between Pitney Bowes Inc. and Marc B. Lautenbach
99.1	Press release of Pitney Bowes Inc. dated December 3, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012	Pitney Bowes Inc. By: /s/ Amy C Corn Name: Amy C. Corn Title: Vice President, Secretary and Chief Governance Officer